UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	NMRK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Press Releases Regarding Private Notes Offering

On January 5, 2024, pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), Newmark Group, Inc. (the “Registrant,” “Newmark,” or the “Company”) issued a press release announcing its intention to commence a private offering of senior unsecured notes, subject to market conditions and other factors. Later on January 5, 2024, also pursuant to Rule 135c under the Securities Act, Newmark issued a press release announcing the pricing of a private offering of $600.0 million aggregate principal amount of its 7.500% senior unsecured notes due 2029 (the “7.500% Notes”). The 7.500% Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Cantor Fitzgerald, L.P., the Company’s majority stockholder (“Cantor”) has agreed that it or an affiliate will purchase $125.0 million aggregate principal amount of 7.500% Notes in the offering, which purchase was approved by the Audit Committee of the Board of Directors of the Company.

The Company intends to use the net proceeds from the sale of the 7.500% Notes to repay all or a portion of the $420.0 million outstanding under its Delayed Draw Term Loan Credit Agreement, dated as of August 10, 2023, by and among the Company, as borrower, the several financial institutions from time to time party thereto, as lenders, and Bank of America, N.A., as administrative agent. Any additional net proceeds will be used to repay outstanding revolving debt, including with respect to borrowings under the Credit Agreement, dated as of November 30, 2018 and amended December 20, 2023, between Newmark and Cantor, and for general corporate purposes.

Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K. Nothing in this filing or the attached press releases shall constitute an offer to sell or a solicitation of an offer to purchase any notes.

Discussion of Forward-Looking Statements About Newmark

Statements in this report and in the attached press releases regarding Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Newmark Group, Inc. press release regarding announcement of private offering of senior unsecured notes, dated January 5, 2024

99.2	Newmark Group, Inc. press release regarding pricing of private offering of 7.500% Notes, dated January 5, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: January 5, 2024	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Executive Chairman

[Signature Page to Form 8-K, dated January 5, 2024, regarding press releases announcing the commencement and pricing of Newmark’s senior notes offering.]